Exhibit 10.1

AMENDMENT NO. 1 TO
BLUE BUFFALO PET PRODUCTS, INC.
AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
Amendment No. 1, dated July 28, 2017 (the "Amendment"), to the Amended and Restated Investor Rights Agreement, dated as of January 21, 2015 (the "Existing Agreement"), by and among Blue Buffalo Pet Products, Inc., a Delaware corporation (the “Company”), Invus, L.P., a Bermuda limited partnership (“Invus”), and The Bishop Family Limited Partnership, a Connecticut limited partnership (the “Bishop Holder”).
WHEREAS, the Company, Invus, the Bishop Holder and the Non-Invus Stockholders (as defined in the Existing Agreement) entered into the Existing Agreement; and
WHEREAS, the parties hereto desire to amend the Existing Agreement to clarify the definition of “Permitted Transfer” on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:
(a)Article 1 Section 1.1 (w) of the Existing Agreement is hereby amended in its entirety to read as follows:
(w) “Permitted Transfer” means a Transfer by a Person that is (A) a limited partnership, limited liability company or trust Transferring to its members or former members or partners or former partners or trust grantors or beneficiaries in accordance with their interest in the limited liability company, limited partnership or trust, (B) an individual Transferring to the individual’s Family Member(s) and any subsequent transfer by such Family Member(s) to such individual (or his or her estate) or, if such Family Member is an entity as described in clause (ii) of the definition thereof, any beneficiary of such entity, (C) Transferring to Invus or an Invus Affiliate or (D) a member of the Invus Transferee Group Transferring to any Person acquiring two percent (2%) or more of the issued and outstanding Common Stock in a transaction or series of related transactions not involving a public offering unless the Invus Transferee Group elects in writing not to deem such transferee to be an “Invus Transferee” for purposes of this Agreement (in which case such Person shall constitute a Non-Invus Stockholder); provided, in each case, that the transferee (other than a transferee that already is party to this Agreement) will agree to be subject to the terms of this Agreement (subject to any limitation on the assignment of rights by such Person to the transferee in connection with such Transfer) by executing and delivering a joinder agreement, substantially in the form of Exhibit B-1 hereto (in the case of a Transfer by a Non-Invus Stockholder) or Exhibit B-2 hereto (in the case of a Transfer by any member of the Invus Transferee Group).

3.Date of Effectiveness; Limited Effect. Upon execution of this Amendment by the Company, Invus and the Bishop Holder, this Amendment shall be deemed effective as of January 21, 2015 (the "Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties hereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of the other parties. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.
4.Miscellaneous.
(a)This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein except for matters directly within the purview of the Delaware General Corporation Law, which shall be governed by the Delaware General Corporation Law.
(b)This Amendment shall inure to the benefit of, and be binding upon, each of the parties hereto and in accordance with Section 7.8(a) of the Existing Agreement, the Non-Invus Stockholders, and each of their respective successors, assigns, heirs, executors and administrators, subject to Section 7.5 of the Existing Agreement.
(c)The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
(d)This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
(e)The Existing Agreement and the Exhibits and Schedules there, together with this Amendment, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

BLUE BUFFALO PET PRODUCTS, INC.
By: /s/ William Bishop, Jr. Name: William Bishop, Jr. Title: Chief Executive Officer and President
INVUS, LP
By: /s/ Raymond Debbane Name: Raymond Debbane Title: President of the General Partner
THE BISHOP FAMILY LIMITED PARTNERSHIP By: The William W. Bishop Children’s Spray Trust, its general partner By: /s/ Stephen J. Saft Name: Stephen J. Saft Title: Trustee of the General Partner